Exhibit 32.2

RESTORATION HARDWARE, INC.

CERTIFICATION

In connection with this Amendment No. 1 on Form 10-K/A (the “Amendment”) to the Form 10-K for Restoration Hardware, Inc. (the “Company”) for the period ended February 2, 2008 as filed with the Securities and Exchange Commission (together with the Amendment, the “Report”), I, Chris Newman, Senior Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: June 2, 2008

By:	/s/ Chris Newman
Chris Newman Senior Vice President and Chief Financial Officer